                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Diamond Offshore Drilling, Inc. (the "Company") on Form S-4 of our reports dated March 2, 2005, relating to the consolidated financial statements of the Company and to management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
August 5, 2005